Exhibit 4.2

GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY”) TO PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP NO.  744573 BC9

No. R-1

$

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

4.800% Senior Note due 2031

GLOBAL NOTE

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, a New Jersey corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $     on June 15, 2031 (the “Stated Maturity Date”), unless redeemed in accordance with the provisions of this Global Note, and to pay interest on the outstanding principal amount of this Global Note from June 3, 2026, semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026 (each, an “Interest Payment Date”) at 4.800% per annum until the principal hereof is paid or duly provided for. Interest payable on each Interest Payment Date will include interest accrued from and including June 3, 2026 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date. Interest will be computed based on a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided below, be paid to the person (the “Holder”) in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the applicable Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the

Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Global Note, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Payments of principal, premium, if any, and interest with respect to this Global Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of the principal of and any premium on this Global Note on the Stated Maturity Date or date of earlier redemption will be made in immediately available funds against presentation of this Global Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payments of interest on an Interest Payment Date will be made, at the option of the Company, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Global Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

Any payment of principal, premium or interest required to be made with respect to this Global Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest shall be payable on the next succeeding Business Day as a result of such delayed payment.

General. This Global Note is one of the duly authorized series of securities of the Company (the “Securities”), issued or to be issued under the Indenture, dated as of November 1, 1998 (together with all amendments and supplements thereto, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered and transferred. This Global Note is one of the duly authorized series of Securities designated as the “4.800% Senior Notes due 2031” (the “Notes”). The Notes will be limited to $     aggregate principal amount, except as permitted in the Indenture, and will be subject, without the consent of the Holders of any series of Securities under the Indenture, to the issuance of additional Notes in the future having the same terms, other than the date of original issuance and the date on which interest begins to accrue, so as to form one series with the Notes. All terms used in this Global Note, which are not defined herein shall have the meanings given to them in the Indenture.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As used in this Global Note and the Indenture, the term “Event of Default” wherever used with respect to the Notes means any one of the events described under Article Five, Section 501 of the Indenture or the following event:

an event of default shall have occurred and be continuing with respect to indebtedness for borrowed money of the Company in excess of $75,000,000 and such event of default shall have been accelerated, and such acceleration shall not be rescinded or annulled within ten days after written notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; provided, however, that if such event of default with respect to such other indebtedness shall be remedied or cured by the Company, or waived by the holders of such other indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Notes; and provided, further, that, subject to the provisions of Section 601 of the Indenture, the Trustee shall not be charged with knowledge of any such event of default or any remedy, cure or waiver thereof or any such acceleration unless written notice thereof shall have been given to the Trustee by the Company, by a holder or an agent of such other indebtedness or by the Trustee then acting under this Indenture with respect to such other series of Securities or under any other indenture or instrument, as the case may be, under which such event of default shall have occurred, or by the Holders of at least twenty-five percent in aggregate principal amount of the Notes at the time Outstanding;

in each case whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Sinking Fund. This Global Note will not be entitled to the benefit of, or be subject to, any sinking fund.

Optional Redemption. Prior to May 15, 2031 (the “Par Call Date”), this Global Note will be redeemable, in whole or in part, at the Company’s option, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the date of redemption (the “Redemption Date”)) discounted to the Redemption Date (assuming this Global Note matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10.0 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and

(ii)	100% of the principal amount of this Global Note to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, this Global Note will be redeemable, in whole or in part, at the Company’s option, at any time and from time to time, at a redemption price equal to 100% of the principal amount of this Global Note being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall not be responsible for any calculation of the Treasury Rate. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Right to Redeem for Tax Credit Event. If a Tax Credit Event (as defined below) occurs, the Company may redeem, upon the sending of a notice of redemption to the Holders, the Notes in whole but not in part at a redemption price equal to 101% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date. A notice of redemption of the Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Notes if, in the Company’s reasonable determination, there exists a material risk, due to Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

Notice and Selection. Notices of redemption will be delivered at least 10 but not more than 60 days prior to the Redemption Date to each Holder of Notes at its address appearing in the Security Register.

If less than all of the Notes are to be redeemed on any Redemption Date, the Trustee will select the Notes for redemption in accordance with any method the Trustee considers fair and appropriate, subject to the selection convention applicable to securities in book-entry form. Notes in denominations of $2,000 or less may not be redeemed in part. The notice of redemption will state the portion of the principal amount to be redeemed if a Note is to be redeemed in part. A Note being redeemed in part will be issued in the name of the Holder upon cancellation of the original Note in principal amount equal to the unredeemed portion of such Note.

If money sufficient to pay the redemption price of this Global Note (or portion hereof) to be redeemed on a Redemption Date is deposited with the Trustee or a Paying Agent on or before such Redemption Date and certain other conditions are satisfied, then on and after such Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

Reports. So long as this Global Note remains Outstanding, the Company will file with the Trustee, within 30 days of filing them with the Securities and Exchange Commission (the “SEC”), copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). If the Company is not subject to the requirements of Section 13 or Section 15(d) of the Exchange Act and this Global Note remains Outstanding, the Company must nevertheless file with the SEC (if permitted) and the Trustee, on the date upon which the Company would have been required to file with the SEC, current, quarterly and annual financial statements, including any notes thereto (and with respect to annual reports, an auditor’s report by a firm of established national reputation, upon which the Trustee may conclusively rely), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both comparable to that which the Company would have been required to include in such current, quarterly and annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided that the Company will not be required to register under the Exchange Act by virtue of this provision, if not otherwise required to do so.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Global Note and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest with respect to this Global Note at the times, place and rate, and in the coin or currency herein prescribed.

Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Global Note, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Global Note.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange of this Global Note. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Global Note is registrable in the Security Register upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Global Notes of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Global Notes are exchangeable for a like aggregate principal amount of Global Notes of different authorized denominations, as requested by the Holders surrendering the same.

This Global Note is a “Security in global form” within the meaning of the Indenture. If The Depository Trust Company is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for this Global Note. In addition, the Company may at any time determine not to have Notes represented by one or more Securities in global form and, in such event, will issue Notes in certificated form in exchange in whole for this Global Note. In any such instance, an owner of a beneficial interest in this Global Note will receive Notes in certificated form equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Global Note as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Governing Law. This Global Note shall be governed by and construed in accordance with the law of the State of New Jersey.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Dated: June 3, 2026

By:
Treasurer

Attest:
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
Dated: June 3, 2026

By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ___________________	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Dated: ___________________	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: